Exhibit 99 (a)

October 28, 2003

Mooresville, NC—Coddle Creek Financial Corp., the holding company of Mooresville Savings Bank, Mooresville, NC, announced basic earnings of .54 per share and diluted earnings of .53 per share for the quarter ending September 30, 2003.

Coddle Creek has earned 1.27 per share for the 9 month period ending 9/30/03.

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